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                                   Exhibit 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            HADRON ACQUISITION CORP.

     Pursuant to Section 242 of the General Corporation Law of Delaware, Hadron Acquisition Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify, pursuant to Section 242 of the DGCL:

     FIRST: That Article FIRST of the Corporation's Certificate of Incorporation is hereby amended by deleting in its entirety said Article FIRST and replacing said Article with the following:

          "FIRST: The name of this corporation shall be:

                    Analex Corporation"

     SECOND: That the Board of Directors of the Corporation, by unanimous written consent as of November 19, 2001, authorized and approved the above amendment and recommended the same for approval by the sole shareholder of the Corporation in accordance with Section 242 of the DGCL.

     THIRD: That the sole shareholder of the Corporation, by unanimous written consent as of November 19, 2001, authorized, ratified, and approved the above amendment, in accordance with Section 242 of the DGCL.

     The Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer and attested by its Secretary the 19th day of November, 2001.


                                                   HADRON ACQUISITION CORP.


                                             By:   /s/ Sterling E. Phillips, Jr.
                                                   -----------------------------
                                                   Sterling E. Phillips, Jr.,
                                                   Chief Executive Officer


                                                   ATTEST:


                                             By:   /s/ Karen Dickey
                                                   -----------------------------
                                                   Karen Dickey,Secretary